UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2007

Exact name of registrant as specified in its charter
Commission	and principal office address and telephone	State of	I.R.S. Employer
File Number	number	Incorporation	Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On September 19, 2007, the State Corporation Commission of Virginia (SCC of VA) issued a Final Order approving an unopposed Stipulation related to a September 15, 2006 rate case application filed by Washington Gas Light Company (Washington Gas), a wholly owned subsidiary of WGL Holdings, Inc. The Stipulation was filed on July 30, 2007 by Washington Gas, the Staff of the SCC of VA (VA Staff) and one other participant in the proceeding.
The Final Order approves an annual revenue increase of $3.9 million and allows for a rate of return on common equity of 10.0 percent and an overall rate of return of 8.41 percent. The Final Order also provides for various billing, rate design and other proposals requested by Washington Gas in the rate case application, including:
(i)	beginning October 1, 2007, the implementation of a Weather Normalization Adjustment mechanism, a billing adjustment mechanism that is designed to eliminate the effect of variations in weather on utility net revenues. The Final Order leaves in place the declining-block-rate structure which has the effect of mitigating the volatility in Washington Gas’s revenues associated with changes in customer consumption for either weather or customer usage;

(ii)	effective October 1, 2007, the implementation of a Performance-Based Rate (PBR) plan, which includes:
•	a four-year delivery service base rate freeze,

•	service quality measures to be determined through consultation with the VA Staff and reported quarterly for maintaining a safe and reliable natural gas distribution system while striving to control operating costs,

•	an earnings sharing mechanism that enables Washington Gas to share with shareholders and Virginia customers the earnings that exceed a target of 10.5 percent return on equity and

•	recovery of initial costs associated with achieving Washington Gas’s business process outsourcing initiatives over a four-year period;
(iii)	the recovery of the costs of hexane used to condition natural gas deliveries from a liquefied natural gas terminal in Cove Point, Maryland, as a gas cost from both sales and delivery service customers. The Purchase Gas Charge for sales customers and the Balancing Charge for delivery service customers provide for the full recovery of the heating value equivalent of hexane that has been injected into Washington Gas’s natural gas distribution system since February 2006;

(iv)	the implementation of a Gas Administrative Charge, which removes the cost of uncollectible accounts expense related to gas costs from base rates and instead, permits the utility to collect an allowance for this expense through its Purchased Gas Cost provision;

(v)	the implementation of a new mechanism, effective October 1, 2007, for sharing asset management revenues between customers and shareholders based on the Virginia portion of revenues in excess of $6.0 million annually and

(vi)	the implementation of a long-term capital replacement project to address mechanical couplings in Virginia.
On February 13, 2007, under the regulations of the SCC of VA, Washington Gas implemented the proposed general rate increase included in its September 15, 2006 rate case application, subject to refund. Pursuant to the Final Order, refunds with interest will be made to customers no later than December 18, 2007. Washington Gas has been recording a reserve to reflect the estimated refund liability, beginning February 13, 2007; therefore, earnings will not be materially affected when the refund is made. For additional information related this rate case proceeding, refer to the combined Quarterly Report on Form 10-Q for WGL Holdings and Washington Gas for the quarterly period ended June 30, 2007.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. and Washington Gas Light Company (Registrants)
Date: September 26, 2007	/s/ Mark P. O’Flynn
Mark P. O’Flynn
Controller (Principal Accounting Officer)